Exhibit 99.3

MUNICIPAL MORTGAGE & EQUITY, LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share data)

	March 31,	December 31,
	2005	2004
ASSETS:
Investment in tax-exempt bonds and interests in bond securitizations, net	$1,351,774	$1,275,748
Investment in taxable bonds	9,015	9,205
Loans receivable, net	637,525	593,968
Loans receivable held for sale	13,753	27,766
Investments in partnerships	758,313	827,273
Investment in derivative financial instruments	4,368	3,102
Cash and cash equivalents	57,805	92,881
Interest receivable	18,380	18,368
Restricted assets	89,940	72,805
Other assets	69,819	66,040
Land, building and equipment, net	179,143	182,773
Mortgage servicing rights, net	13,035	11,349
Goodwill	109,483	106,609
Other intangibles	23,854	22,443

Total assets	$3,336,207	$3,310,330

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Notes payable	$740,292	$880,224
Mortgage notes payable	128,679	132,237
Short-term debt	488,048	413,157
Long-term debt	182,760	164,014
Subordinate debentures	134,000	84,000
Preferred shares subject to mandatory redemption	168,000	168,000
Tax credit equity guarantee liability	200,843	186,778
Investment in derivative financial instruments	2,949	4,923
Accounts payable and accrued expenses	14,714	35,003
Interest payable	17,607	19,266
Unearned revenue and other liabilities	88,139	74,176

Total liabilities	2,166,031	2,161,778

Commitments and contingencies

Minority interest in subsidiary companies	377,550	404,586

Preferred shareholders’ equity in a subsidiary company, liquidation preference of $73,000 at March 31, 2005 and December 31, 2004, respectively	71,031	71,031

Shareholders’ equity:
Common shares, par value $0 (42,046,099 shares authorized, including 37,955,251 shares issued and outstanding, and 63,196 deferred shares at March 31, 2005 and 39,471,099 shares authorized, 35,179,884 shares issued and outstanding, and 58,114 deferred shares at December 31, 2004)	738,619	681,227
Less common shares held in treasury at cost (181,015 and 124,715 at March 31, 2005 and December 31, 2004, respectively)	(3,926)	(2,615)
Less unearned compensation (deferred shares)	(6,571)	(4,145)
Accumulated other comprehensive loss	(6,527)	(1,532)

Total shareholders’ equity	721,595	672,935

Total liabilities and shareholders’ equity	$3,336,207	$3,310,330

BOOK VALUE PER COMMON SHARE	$19.07	$19.16

MUNICIPAL MORTGAGE & EQUITY, LLC
CALCULATION OF CASH AVAILABLE FOR DISTRIBUTION
(In thousands, except share and per share data)
(Unaudited)

	For the three months ended
	March 31,
	2005	2004
SOURCES OF CASH:
Interest on bonds, interests in bond securitizations and loans	$32,569	$28,859
Syndication fees	7,189	4,733
Asset management and advisory fees	7,894	6,166
Origination and brokerage fees	2,095	1,970
Guarantee fees	3,072	500
Loan servicing fees	2,066	1,873
Distributions from equity investments in partnerships	1,636	1,918
Other income	2,224	1,838
Interest on short-term investments	852	787
Net gain on sales	866	611

TOTAL SOURCES OF CASH	60,463	49,255

EXPENSES:
Interest expense	14,855	14,739
Interest expense on debentures and preferred shares	5,748	3,046
Salaries and benefits	17,065	13,059
Professional fees	1,551	1,494
General and administrative	4,007	3,939
Loan loss expense	—	(26)
Income tax expense	213	3

TOTAL EXPENSES	43,439	36,254

CASH AVAILABLE FOR DISTRIBUTION	17,024	13,001

LESS:
Cash allocable to minority interest	950	—

CASH AVAILABLE FOR DISTRIBUTION TO COMMON SHARES	$16,074	$13,001

CAD PER COMMON SHARE	$0.42	$0.37

CALCULATION OF CASH DISTRIBUTION:

CASH AVAILABLE FOR DISTRIBUTION TO COMMON SHARES	$16,074	$13,001

ACTUAL AMOUNT PAID	$18,100	$15,940

PAYOUT RATIO	112.6%	122.6%

COMMON SHARES OUTSTANDING	37,906,728	34,840,630

CASH DISTRIBUTION PER COMMON SHARE	$0.4775	$0.4575

Note 1: Certain prior year amounts have been reclassified to conform to the current year presentation.

     The primary differences between Net Income as calculated under generally accepted accounting principles (“GAAP”) and Cash Available For Distribution (“ CAD”) result from the timing of income and expense recognition and non-cash events. These differences between CAD and GAAP income include the treatment of certain fees, which for CAD purposes are recognized when received but for GAAP purposes are amortized into income over the relevant period. In addition, there are differences related to non-cash gains and losses associated with bond valuations and sales, non-cash gains and losses associated with changes in market value of derivative financial instruments, amortization of goodwill and intangibles, deferred compensation and capitalization of mortgage servicing rights, which are not included in the calculation of CAD. As a result of Financial Interpretation No.46 (Revised), “Consolidation of Variable Interest Entities”, effective in the second quarter of 2004 certain asset management and syndication fees are eliminated for GAAP as a result of consolidating certain tax credit equity funds.

     The common shares outstanding reported for Cash Available for Distribution are the actual shares outstanding at the end of the quarter. For GAAP, the weighted average shares outstanding during the period are reported for the basic net income per share calculation. The weighted average shares outstanding for diluted net income per share include the potential dilutive effect from the exercise of options and vesting of deferred shares.

VARIANCE ANALYSIS FOR CAD

1st Quarter 2005 Compared to 1st Quarter 2004:

CAD for the first quarter of 2005 increased $3.1 million over the same period last year due primarily to the following changes:

(1)	Net interest income (interest on bonds, interests in bond securitizations and loans less interest expense, interest expense on debentures and preferred shares and cash allocable to minority interest) remained flat. There was an overall growth of the bond portfolio, however defaulted and nonaccrual bonds kept net interest income at the same levels as 2004;

(2)	a $2.6 million increase in guarantee fee income due to fees received from a new guaranteed fund and a guarantee associated with a bond investment;

(3)	a $2.5 million increase in syndication fee income due primarily to an increase in overall volume of 47% as a result of the closing of three tax credit equity funds and one guaranteed fund;

(4)	a $1.7 million increase in asset management and advisory fees due to the receipt of previously reserved past due asset management fees that were made available from underlying property capital events and advisory fees associated with the new MRC business; and

(5)	a $0.4 million increase in other income due to fees generated from the new MRC business and property disposition consultation fees;

          Offset in part by:

(6)	a $4.0 million increase in salaries and benefits due to increases in medical insurance expenses, bonus, salary and other compensation costs generated by an approximate 19% increase in headcount; and

(7)	a $0.1 million increase in general and administrative expenses due to an increase in the overall volume of Company business.

MUNICIPAL MORTGAGE & EQUITY, LLC

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share and per share data)
(Unaudited)

	For the three months ended
	March 31,
	2005	2004
INCOME:
Interest income
Interest on bonds and interests in bond securitizations	$23,085	$19,502
Interest on loans	11,946	10,721
Interest on short-term investments	487	807

Total interest income	35,518	31,030

Fee income
Syndication fees	4,608	3,751
Origination and brokerage fees	435	917
Guarantee fees	2,936	1,853
Asset management and advisory fees	5,686	6,166
Loan servicing fees	1,222	1,119
Other income	1,376	1,347

Total fee income	16,263	15,153

Net rental income	6,572	—

Total income	58,353	46,183

EXPENSES:
Interest expense	17,117	13,904
Interest expense on debentures and preferred shares	5,231	3,046
Salaries and benefits	17,849	15,584
General and administrative	9,170	3,698
Professional fees	1,878	1,494
Depreciation and amortization	3,794	1,939

Total expenses	55,039	39,665

Net (loss) gain on sale of loans	(286)	680
Net gain on sale of tax-exempt investments	914	192
Net gain on sale of investments in tax credit equity partnerships	841	2,435
Net gain (loss) on derivatives	2,888	(3,425)
Impairments and valuation allowances	(812)	(300)

Income before income tax benefit, net income allocable to minority interest, net losses from equity investments in partnerships, and cumulative effect of a change in accounting principle	6,859	6,100
Income tax benefit	1,216	2,510
Net income allocable to minority interest	38,882	105
Net losses from equity investments in partnerships	(44,726)	(10,511)

Income (loss) before cumulative effect of a change in accounting principle	2,231	(1,796)
Cumulative effect of a change in accounting principle	—	520

Net income (loss)	$2,231	$(1,276)

MUNICIPAL MORTGAGE & EQUITY, LLC

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share and per share data)
(Unaudited)

Basic earnings per common share:

Earnings before cumulative effect of a change in accounting principle	$0.06	$(0.06)
Cumulative effect of a change in accounting principle	—	0.02

Basic earnings per common share	$0.06	$(0.04)

Weighted average common shares outstanding	36,888,128	33,301,337
Diluted earnings per common share:

Earnings before cumulative effect of a change in accounting principle	$0.06	$(0.06)
Cumulative effect of a change in accounting principle	—	0.02

Diluted earnings per common share	$0.06	$(0.04)

Weighted average common shares outstanding	37,349,192	33,301,337